Eleventh Amendment to the Licensing Agreement previously entered into on the 12th day of July, 2010

Between:

Nanotech Industries Inc., a Delaware corporation.

hereinafter referred to as “Licensor” or the “Company”

And:

Nanotech Industries International Inc., a Nevada corporation (and a wholly owned subsidiary of Hybrid Coating Technologies Inc.)

hereinafter referred to as “NTI”

(collectively referred to as the “Parties”)

WHEREAS the Parties previously entered into a Licensing Agreement dated July 12, 2010 (“Licensing Agreement”) and into an Amendment Agreement dated March 17, 2011 and into a Second Amendment Agreement dated July 7, 2011, into a Third Amendment Agreement dated June 28, 2013, into a Fourth Amendment Agreement dated December 13, 2013, into a Fifth Amendment Agreement dated March 31, 2014, into a Sixth Amendment Agreement dated April 9, 2014, into a Seventh Amendment dated May 6, 2014, into an Eighth Amendment dated August 19, 2014, into a Ninth Amendment dated September 10, 2014 and into a Tenth Agreement dated August 10, 2015 (collectively the “Agreement”);

WHEREAS the Parties would like to amend the Agreement solely to extend the Extended Exclusivity Period;

WHEREAS to this end the Parties have agreed to enter into this Eleventh Amendment to the Licensing Agreement (Eleventh Amendment Agreement”):

1.

The Extended Exclusivity Period (as defined in the Agreement and as originally defined therein as the Exclusivity Period) is hereby extended and shall terminate on December 31, 2020 (“2020 Extended Exclusivity Period”).

2.

Any reference to the Exclusivity Period and/or Extended Exclusivity Period in the Agreement, including but not limited to Section 3 of the Licensing Agreement and to the Third Amendment Agreement, shall have the meaning of the 2020 Extended Exclusivity Period.

3.	In consideration for the 2020 Extended Exclusivity Period, NTI shall pay the following consideration to the Licensor (“Consideration”):

	a.	Issue 2,240,000 shares of Series B Preferred Stock (“Series B Preferred Shares”), to be issued at the time of execution of this Eleventh Amendment Agreement (“Share Issuance Deadline”).

b.

Issue purchase warrants to purchase 31,300,000 shares of Series B Preferred Stock (“90-Day Warrants”), to be issued 90 days following the execution of this Agreement (“90-Day Deadline“). The 90-Day Warrants shall be exercisable at any time from the date of issuance at a price per share equal to the par value of the Series B Preferred Stock and shall expire ten years from the date of issuance.

c.

Issue purchase warrants to purchase 126,000,000 shares of Series B Preferred Stock (“12- Month Warrants”), to be issued 12 months following the execution of this Agreement (“12-Month Deadline”). The 12-Month Warrants shall be exercisable at any time from the date of issuance at a price per share equal to the par value of the Series B Preferred Stock and shall expire ten years from the date of issuance.

(The “90-Day Warrants” and the 12-Month Warrants” collectively referred to as the “Warrants”).

d.

Pay the Licensor an amount equal to US $1,500,000 (one million five hundred thousand USD) (“One Time Fee”), to be paid within 12 (twelve) months of the execution of this Eleventh Amendment Agreement (“Fee Deadline”).

4.

Should NTI not meet any of: (i) the Share Issuance Deadline; or (ii) the 90-Day Deadline; or (iii) the 12-Month Deadline; or (iv) the Fee Deadline (individually referred to as “Unmet Deadline”) and should such Unmet Deadline not be extended by the Parties, Section 3 (ii) of the Licensing Agreement shall take immediate effect at the time of such Unmet Deadline, upon a written notice by the Licensor to NTI.

5.

NTI agrees to reserve and keep available from its authorized and unissued shares of Series B Preferred Stock for the purpose of effecting the exercise of any issued Warrants, such number of shares of Series B Preferred Stock as shall from time to time be sufficient to effect the exercise of the rights under the then issued Warrants; and if at any time the number of authorized but unissued shares of Series B Preferred Stock shall not be sufficient for the purposes of the exercise of the then issued Warrants in accordance with the terms therein, NTI will use its best efforts to take such corporate action as may be necessary to increase its authorized and unissued shares of its Series B Preferred Stock to a number of shares as shall be sufficient for such purposes.

6.

The Agreement, as amended by this Eleventh Amendment Agreement, remains in full force and effect and is hereby ratified and confirmed. Provisions of the Agreement that have not been amended or terminated by this Eleventh Amendment Agreement remain in full force and effect, unamended.

7.	The Parties expressly warrant and guarantee that they have obtained all necessary requisite approvals and that they have the authority to enter into this Eleventh Amendment Agreement.

8.	The Preamble to this Eleventh Amendment Agreement is incorporated herein by this reference and made a material part of this Eleventh Amendment Agreement.

9.

This Eleventh Amendment Agreement may be signed in one or more counterparts, each of which so signed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed and delivered this Eleventh Amendment Agreement on February 12, 2016.

Nanotech Industries Inc.

By: ___________________________

Title:

Nanotech Industries International Inc.

By: _____________________________

Title: